EXHIBIT 10.1

               AMENDED STOCK INCENTIVE PLAN FOR KEY EMPLOYEES
                    OF ASHLAND INC. AND ITS SUBSIDIARIES
                      (Amended as of November 6, 1997)

SECTION 1. PURPOSE

         The purpose of this amended Stock Incentive Plan For Key Employees of Ashland Inc. And Its Subsidiaries (herein called the "Plan") is to revise the Incentive Stock Option Plan For Key Employees of Ashland Inc. And Its Subsidiaries (1981) (such plan as it existed prior to the effective date of the Plan hereinafter referred to as the "1981 Plan") and to promote the interests of Ashland Inc. (herein called "Ashland") and its shareholders by providing their officers and key employees with an incentive to continue service with Ashland and its subsidiaries. Through the grant of stock options, stock appreciation rights and Restricted Stock awards (collectively referred to as "Grants"), Ashland seeks to attract and retain in its employ individuals of training, experience and ability and to furnish additional incentive to officers and other key employees upon whose judgment, initiative and efforts the successful conduct of its business largely depends.

SECTION 2. ADMINISTRATION

         (a) The Plan shall be administered by the Personnel and Compensation Committee of the Board of Directors of Ashland or its designee (herein called the "Committee"), consisting of not less than three directors of Ashland who shall be appointed, from time to time, by the Board of Directors of Ashland. No person who is (or, within one year prior to his or her appointment as a member of the Committee, was) eligible to participate in the Plan shall be a member of the Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend, and rescind from time to time rules and regulations relating to the Plan, to determine the eligible employees to whom Grants shall be made, to determine whether any option hereunder shall be deemed to be an "incentive stock option" as provided by
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (herein referred to as "incentive stock options") or an option not qualifying as an "incentive stock option" under the Code (herein referred to as "non-qualified options"), to determine the terms and provisions of the respective Grants (which terms and provisions need not be the same in each case), and to make all other determinations deemed necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to Ashland's success and such other factors as the Committee in its discretion shall deem relevant. The determinations of the Committee on the matters referred to in this Section 2 shall be conclusive.

         (b) All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her services on the Committee. Services on the Committee shall constitute services as a Director of
Ashland so that members of the Committee shall be entitled to indemnification and reimbursement for their services as members of the Committee to the same extent as for services as Directors of Ashland.

SECTION 3. STOCK SUBJECT TO THE PLAN

         There will be reserved for issuance upon the exercise of options and stock appreciation rights and upon awards of Restricted Stock (as defined in Section 13), to be granted from time to time under the Plan, an aggregate of 2,000,000 shares of Ashland Common Stock, par value $1.00 per share ("Common Stock") (which shares include shares heretofore provided for under the 1981 Plan). Such shares may be in whole or in part, as the Board of Directors of Ashland or its designee (the "Board") shall from time to time determine, authorized and unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by Ashland. If any option or stock appreciation right granted under the Plan shall expire or terminate for any reason without having been exercised (or considered to have been exercised as provided in Section 7) in full, the shares subject thereto shall again be available for the purposes of the Plan.

SECTION 4. ELIGIBILITY

         Options and Restricted Stock may be granted only to salaried employees (which term shall be deemed to include officers) of Ashland and its present and future subsidiary corporations as defined in Section 424 of the Code ("subsidiaries"). A director of Ashland or of a subsidiary who is not also such an employee of Ashland or of one of its subsidiaries will not be eligible to receive any options or Restricted Stock under the Plan. Options may be granted to employees who hold or have held options under previous plans. An employee who has been granted an option may be granted an additional option or options.

         Notwithstanding anything to the contrary contained herein, in the case of incentive stock options, the maximum aggregate fair market value (determined at the time each incentive stock option is granted under the Plan) of the shares of Common Stock for which any individual employee may be granted incentive stock options under the Plan in any calendar year (and under all other plans of Ashland or any subsidiary which provide for the granting of incentive stock options) shall not exceed $100,000 plus the amount of any unused limit carry over to such year. If $100,000 exceeds the aggregate fair market value (determined at the time each incentive stock option is granted) of the Common Stock for which an employee was granted incentive stock options in any calendar year under the Plan (and under all other plans of Ashland or any subsidiary which provides for the granting of incentive stock options), one half of such excess shall be an unused limit carry over to each of the three succeeding calendar years, under the rules of Section 422A(c)(4) of the Code as it existed before December 31, 1986. For purposes of this paragraph, fair market value of Common Stock shall be the closing price of the Common Stock as reported on the Composite Tape on the date of the grant of an incentive stock option under the Plan, or, if there is no trading at the Common Stock on the date in question, then the closing price of the Common Stock, as so reported, on the next preceding date on which there was trading in the Common Stock.

SECTION 5. PERIOD OF PLAN AND DURATION OF OPTIONS

         (a) No options or Restricted Stock awards shall be granted under the Plan after November 7, 1994.

         (b) Every incentive stock option shall provide for a fixed expiration date of not later than ten years from the date such incentive option is granted.

SECTION 6. OPTION DESIGNATION AND PRICE

         (a) Any option granted under the Plan may be granted as an incentive stock option or as a non-qualified stock option as shall be designated at the time of the grant of such option.

         (b) The option price per share of the Common Stock underlying each option shall be fixed by the Committee, but shall not be less than 100% of the fair market value of the stock at the time of the granting of the options. Such fair market value shall be determined by the Committee which may use any reasonable method of valuation, including the closing price of the Common Stock as reported on the Composite Tape on the date on which the option is granted.

SECTION 7. EXERCISE OF OPTIONS

         (a) The Committee may in its discretion prescribe in the option grant the installments, if any, in which an option granted under the Plan shall become exercisable provided that no option shall be exercisable prior to the first anniversary of the date of its grant except as provided in
Section 12 or as the Committee otherwise determines. In no case may an option be exercised at any time for less than 50 shares (or the remaining shares covered by the option if less than 50 shares) during the term of the option. The specified number of shares will be issued upon receipt by Ashland of (i) notice from the holder thereof of the exercise of an option and (ii) either payment to Ashland of the option price of the number of shares with respect to which the option is exercised or (with approval of the Committee) a promissory note as provided in Section 8 hereof. Each such notice and payment shall be delivered or mailed by postpaid mail, addressed to the Treasurer of Ashland at Ashland's Executive Offices at 1000 Ashland Drive, Russell, Kentucky, or such other place as Ashland may designate from time to time.

         (b) An incentive stock option shall not be exercisable while there is outstanding any incentive stock option which was granted before the granting of such option to such employee to purchase stock of Ashland or a subsidiary (determined at the time of granting of such option) or a predecessor of any of such corporations. An option shall be treated as outstanding for this purpose until it is exercised in full or expires by reason of lapse of time.

SECTION 8. PAYMENT FOR SHARES

         Except as otherwise provided in this Section 8, the option price shall be paid in full when the option is exercised. The price may be paid in whole or in part (a) in cash or (b) in whole shares of Common Stock evidenced by negotiable certificates, valued at their fair market value (which shares of Common Stock must have been owned by the employee six months or longer and not used to effect a stock option exercise within the preceding six months, in the case of an exercise of options which were granted after May 21, 1992, unless the Committee specifically provides otherwise), (c) by Attestation, (d) by a combination of such methods of payment, or (e) by such other consideration as shall be approved by the Committee (including without limitation, effecting a "cashless exercise," with a broker, of the option). "Attestation" means the delivery to Ashland of a completed Attestation Form prescribed by Ashland setting forth the whole shares of Common Stock owned by the employee which the employee wishes to utilize to pay the option price. In the case of an exercise of stock options granted after May 21, 1992, the Common Stock listed on the Attestation Form must have been owned by the employee six months or longer and not have been used to effect a stock option exercise within the preceding six months, unless the Committee specifically provides otherwise. Moreover, in the case of an exercise of stock options granted prior to May 21, 1992, an employee may request Ashland to "pyramid" his or her shares; that is, to automatically apply the shares which he or she is entitled to receive on the exercise of a portion of a stock option to satisfy the exercise for additional portions of the option, thus resulting in multiple simultaneous exercises of options by use of whole shares as payment.

         The Committee may in its discretion authorize payment of all or any part of the option price over a period of not more than five years from the date the option is exercised. Any unpaid balance of the option price shall be evidenced by the employee's promissory note payable to the order of Ashland which shall bear interest at such rate or rates as determined from time to time by the Committee, but not less than the lower of the prevailing base rate of interest or the most favorable rate of interest charged to commercial borrowers as announced by any major U.S. bank on the date the option is exercised, and shall be payable in full within not later than five years after the date the option is exercised.

SECTION 9. GOVERNANCE OF PLANS

         Notwithstanding any terms or provisions to the contrary all incentive stock options outstanding prior to November 8, 1984, shall continue to be governed by the terms and provisions of the 1981 Plan.

SECTION 10. GENERAL STOCK APPRECIATION RIGHTS

         The Committee may grant general stock appreciation rights ("SARs") pursuant to the provisions of this Section 10 to the holder of any option granted under the Plan (a "related option") with respect to all or a portion of the shares subject to the related option. An SAR may only be granted concurrently with the grant of the related option. Subject to the terms and provisions of this Section 10, each SAR shall be exercisable only at the same time and to the same extent the related option is exercisable and in no event after the termination of the related option. SARs shall be exercisable only when the fair market value (determined as of the date of exercise of the SARs) of each share of Common Stock with respect to which the SARs are to be exercised shall exceed the option price per share of Common Stock subject to the related option. SARs granted under the Plan shall be exercisable in whole or in part by notice to Ashland. Such notice shall state that the holder of the SARs elects to exercise the SARs and the number of shares in respect of which the SARs are being exercised.

         Subject to the terms and provisions of this Section 10, upon the exercise of SARs, the holder thereof shall be entitled to receive from Ashland consideration (in the form hereinafter provided) equal in value to the excess of the fair market value (determined as of the date of exercise of the SARs) of each share of Common Stock with respect to which such SARs have been exercised over the option price per share of Common Stock subject to the related option. Upon the exercise of an SAR, the holder may specify the form of consideration to be received by such holder, which shall be in shares of Common Stock (valued at fair market value on the date of exercise of the SAR), or in cash, or partly in cash and partly in shares of Common Stock, as the holder shall request; provided, however, that the Committee, in its sole discretion, may disapprove the form of consideration requested and instead authorize the payment of such consideration in shares of Common Stock (valued as aforesaid), or in cash, or partly in cash and partly in shares of Common Stock, as the Committee shall determine. For purposes of this Section 10, (a) fair market value of a share of Common Stock shall be the mean between the high and low sales prices thereof on the Composite Tape on the date of exercise of an SAR or, if there is no trading of the Common Stock on the date in question, then the closing price of the Common Stock, as so reported, on the next preceding date on which there was trading in the Common Stock, and (b) the date of exercise of an SAR shall mean the date on which the Company shall have received notice from the holder of the SAR of the exercise of such SAR.

         Upon the exercise of SARs, the related option shall be considered to have been exercised (a) to the extent of the number of shares of Common Stock with respect to which such SARs are exercised and (b) to that extent for purposes of determining the number of shares of Common Stock available for the grant of options and Restricted Stock under the Plan. Upon the exercise or termination of the related option, the SARs with respect to such related option shall be considered to have been exercised or terminated to the extent of the number of shares of Common Stock with respect to which the related option was so exercised or terminated.

SECTION 11. TRANSFER OF OPTIONS, STOCK APPRECIATION RIGHTS, AND
            RESTRICTED STOCK

         Options and SARs granted under the Plan shall be transferable by will, by the laws of descent and distribution, and, subject to the discretion and direction of the Committee, may be made transferable by the employee-holder thereof during his or her lifetime. Restricted Stock may be made transferable at the discretion and direction of the Committee.

SECTION 12. CONTINUED EMPLOYMENT, AGREEMENT TO SERVE AND EXERCISE PERIODS

         (a) Subject to the provisions of Paragraph (b), (c) and (f) of this Section 12, every option shall provide that it may not be exercised in whole or in part for a period of one year after the date of granting such option and if the employment of the employee shall be terminated, for any reason other than death or disability as determined by the Committee, prior to the end of such one year period, the option granted to such employee shall immediately terminate.

         (b) Every option shall provide that in the event of the death of the employee while employed by Ashland or one of its subsidiaries or death during the period in which options may be exercised by an employee determined to be disabled as provided in Paragraph (c) of this Section 12 or within three months after cessation of employment for any cause, it shall be exercisable, at any time or from time to time, prior to the fixed termination date set forth in the option, by the estate of the decedent, or by any person who shall acquire the right to exercise such option by bequest or by the laws of descent and distribution for the full number of optioned shares or any part thereof, less such number as may have been theretofore acquired under the option.

         (c) Every option shall provide that in the event the employment of any employee shall cease by reason of disability as determined by the Committee at any time during the term of the option, it shall be exercisable, at any time or from time to time by such employee for the full number of optioned shares or any part thereof, less such number as may have been theretofore acquired under the option. Options held by an employee determined by the Committee to be disabled prior to September 19, 1996 shall be exercisable during a period of one year of continuing disability following termination of employment by reason of such disability. Options held by an employee determined by the Committee to be disabled on or after September 19, 1996 shall be exercisable at any time prior to the fixed termination date set forth in the option. As used herein, an employee will be deemed "disabled" when he or she becomes unable to perform the functions required by his or her regular job due to a physical or mental illness and, in connection with the grant of an incentive stock option, shall be deemed disabled if he or she falls within the meaning of that term as provided in
Section 22(e)(3) of the Code. The determination by the Committee of any question involving disability shall be conclusive and binding.

         (d) Every option shall provide that in the event the employment of any employee shall cease by reason of retirement, such option may be exercised only in respect of the number of shares which the employee could have acquired under the option immediately prior to such retirement. Options held by an employee who retires prior to September 19, 1996 shall be exercisable until the earlier to occur of the fixed termination date set forth in the option or three months after such retirement. Options held by an employee who retires on or after September 19, 1996 shall be exercisable until the fixed termination date set forth in the option.

         (e) Except as provided in Paragraphs (a), (b), (c), (d) and (f) of this Section 12, every option shall provide that it shall terminate on the earlier to occur of the fixed termination date set forth in the option or three months after cessation of the employee's employment for any cause, and except as provided in Paragraph (f) of this Section 12, if exercised after cessation of such employment, may be exercised only in respect of the number of shares which the employee could have acquired under the option immediately prior to such cessation of employment. No option may be exercised after the fixed termination date set forth in the option.

         (f) Notwithstanding any provision of this Section 12 to the contrary, any option granted pursuant to the Plan and any related SAR may, in the discretion of the Committee or as provided in the relevant option agreement, become fully exercisable as to all optioned shares (i) from and after the time the employee ceases to be an employee of Ashland or any of its subsidiaries as a result of the sale or other disposition by Ashland of assets or property (including shares of any subsidiary) in respect of which the employee had theretofore been employed or as a result of which optionee's continued employment with Ashland or any subsidiary is no longer required and (ii) in the case of a change of control (as hereinafter defined) of Ashland from and after the date of such change in control. For purposes of this Paragraph (f), the term "change in control" shall be deemed to occur (1) upon the approval of the shareholders of Ashland (or if such approval is not required, upon the approval of the Board of Directors of Ashland) of (A) any consolidation or merger of Ashland in which Ashland is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property other than a merger in which the holders of Common Stock immediately prior to the merger will have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Ashland, or
(C) adoption of any plan or proposal for the liquidation or dissolution of Ashland, or (2) when any "person" (as defined in Section 3(a)(9) or 13(d) of the Securities Exchange Act of 1934), other than Ashland or any subsidiary or employee benefit plan or trust maintained by Ashland or any of its subsidiaries, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 15% of the Common Stock outstanding at the time, without the approval of the Board of Directors of Ashland, or (3) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Ashland shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by Ashland's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

         (g) Each employee granted an option under this Plan shall agree by his or her acceptance of such option to remain in the service of Ashland or a subsidiary corporation of Ashland for a period of at least one year from the date of the option agreement between Ashland and the employee. Such service shall, subject to the terms of any contract between Ashland or any such subsidiary and such employee, be at the pleasure of Ashland or such subsidiary and at such compensation as Ashland or such subsidiary shall reasonably determine from time to time. Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employment of Ashland or any of its subsidiaries or interfere in any way with the right of Ashland or any of its subsidiaries to terminate his or her employment at any time.

         (h) Subject to the limitations set forth in Section 422 of the Code, the Committee may adopt, amend or rescind from time to time such provisions as it deems appropriate with respect to the effect of leaves of absence approved by any duly authorized officer of Ashland with respect to any optionee.

         (i) The determination by the Committee of any question involving disability shall be conclusive and binding.

SECTION 13. RESTRICTED STOCK AWARDS

         The Committee may grant to employees shares of Common Stock subject to certain restrictions (herein referred to as "Restricted Stock"). The amount of Restricted Stock to be granted to any eligible employee and the respective terms and conditions of such grant (which terms and provisions need not be the same in each case) shall be determined by the Committee at its sole discretion. As a condition to any award and the corresponding delivery of Restricted Stock hereunder, the Committee may require an employee to pay an amount equal to, or in excess of, the par value of the shares of Restricted Stock awarded to him or her. Each certificate issued in respect of shares of Restricted Stock granted to a participant under the Plans shall be registered in the name of the participant and shall bear the following legend:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeitures) contained in Section 13 of the Stock Incentive Plan for Key Employees of Ashland Inc. and Its Subsidiaries and an Agreement entered into between the registered owner and Ashland Inc."

         Subject to Section 11 hereof, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during a "Restricted Period," which shall be determined by the Committee and which shall not be less than one year nor more than five years from the date of grant. The Committee may reduce the Restricted Period with respect to any outstanding shares of Restricted Stock at any time, but in no event shall the Restricted Period be less than one year. Except for such restrictions, the employee as the owner of the Common Stock issued as Restricted Stock shall have all rights of a shareholder including, but not limited to, the right to vote such Common Stock and to receive dividends thereon as and when paid.

         In the event that an employee's employment is terminated by reason of death or disability (as defined in Paragraph (c) of Section 12 hereof), or for such other reasons as the Committee may provide, the employee (or his or her estate) will receive his or her Restricted Stock subject to the terms of his or her employment agreement which agreement shall be in accordance with the terms and provisions set forth in Paragraph (g) of
Section 12 herein. In the case of voluntary resignation or any other termination of employment, an employee's Restricted Stock will be forfeited; provided, however, that the Committee may limit such forfeiture to that portion thereof which is proportional to the unelapsed portion of the Restricted Period. Any forfeited Restricted Stock shall not again be available for the grant of options and Restricted Stock under the Plan.

         At the end of the Restricted Period all shares of Restricted Stock shall be transferred free and clear of all restrictions to the employee. All such shares may also be transferred free and clear of all restrictions to the employee to the same extent provided in Paragraph (f) of Section 12 either in the discretion of the Committee or as provided in the relevant employment agreement.

SECTION 14. WITHHOLDING TAXES

         Federal, state or local law may require the withholding of taxes applicable to gains resulting from the exercise of non-qualified stock options granted hereunder. Unless otherwise prohibited by the Committee, each participant may satisfy any such tax withholding obligation by any of the means, or by a combination of such means: (i) a cash payment; or (ii) authorizing Ashland to withhold from the shares of Ashland Common Stock otherwise issuable to the participant as a result of the exercise of the non-qualified stock option a number of shares having a fair market value, as of the date the withholding tax obligation arises (the "Tax Date"), which will satisfy the amount of the withholding tax obligation. A participant's election to pay the withholding tax obligation by (ii) above must be made on or before the Tax Date, is irrevocable, is subject to such rules as the Committee may adopt, and may be disapproved by the Committee.

SECTION 15. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         In the event the market price of Common Stock shall decrease as a result of any recapitalization, reorganization, merger, consolidation, spinoff, separation, partial liquidation, or other transaction described in
Section 424(a) of the Code, then, in the discretion of the Committee (and subject to any Internal Revenue Service requirements that may be applicable) the price per share of Common Stock under each option or Restricted Stock award granted pursuant to the Plan may be appropriately adjusted (and the number of shares subject to option or Restricted Stock awards may be appropriately adjusted). For purposes of the preceding sentence, the decrease in market price of Common Stock may be determined in any manner the Committee deems reasonable, including the comparison of such market price immediately before and immediately after the event giving rise to any such decrease, subject to Internal Revenue Service requirements.

         Adjustments under this Section 15 shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, and the Committee in its discretion in making such adjustments may disregard fractional shares.

SECTION 16. AMENDMENTS AND TERMINATIONS

         Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no award shall be granted after, November 7, 1994. The Plan may be terminated, modified or amended by the shareholders of Ashland. The Board may, at any time, terminate, modify or amend the Plan in such respects as it shall deem advisable; provided, however, that the Board may not, without approval by the holders of a majority of the outstanding shares of stock present and voting at any annual or special meeting of shareholders of Ashland, (i) increase (except as provided in Section 15) the maximum number of shares as to which options or Restricted Stock may be granted under the Plan, (ii) change the class of employees eligible to receive options and Restricted Stock awards, (iii) change the manner of determining the minimum option prices other than to change the manner of determining the fair market value of the Common Stock as set forth in Section 6, or (iv) extend the period during which options or Restricted Stock awards may be granted or exercised. No termination, modification or amendment of the Plan may, without the consent of the employee to whom any option or Restricted Stock award shall theretofore have been granted, adversely affect the rights of such employee under such option or Restricted Stock award.

SECTION 17. EFFECTIVENESS OF THE PLAN

         The Plan shall be effective on November 8, 1984, subject to its ratification by the holders of a majority of the shares of Ashland stock present and voting at the Annual Meeting of Shareholders of Ashland on January 31, 1985 or such other date fixed for the next meeting of shareholders or any adjournment or postponement thereof. The Committee may in its discretion authorize the granting of options and Restricted Stock awards, the exercise of which shall be expressly subject to the conditions that (a) the Plan shall have been approved or ratified as aforesaid by the shareholders of Ashland, (b) the shares of Common Stock to be issued upon the exercise of options granted under the Plan shall have been duly listed, upon official notice of issuance, upon the New York Stock Exchange and (c) a Registration Statement under the Securities Act of 1933, as amended, with respect to such shares shall have become effective.

SECTION 18. TIME OF GRANTING OPTIONS AND RESTRICTED STOCK AWARDS

         Nothing contained in the Plan or any resolutions adopted or to be adopted by the Board of Directors of Ashland or the shareholders of Ashland shall constitute the granting of any option or Restricted Stock award hereunder. Options and Restricted Stock awards shall be granted hereunder only by action of or pursuant to the authority of the Committee and the date of grant shall be the date fixed in the determination thereof by the Committee; provided, however, that no participant shall have any rights in respect of such grant unless and until he or she shall have executed and delivered an option or employment agreement, as the case may be, in form and substance satisfactory to the Committee.

SECTION 19. USE OF CERTAIN TERMS

         Options, SARs and Restricted Stock awards granted under the Plan shall be binding upon Ashland, its successors and assigns. Unless the context otherwise requires, the terms used in the Plan which correspond to like terms defined in Sections 421 and 424, inclusive, of the Code and regulations and revenue rulings applicable thereto shall have the meanings attributed to them in said sections of such Code.